                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                              MECON, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                  [MECON LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 16, 1996

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Mecon Inc., a Delaware corporation (the "Company"), will be held on Tuesday, September 17, 1996, at 9:00 a.m. local time, at the San Ramon Marriott Hotel at 2600 Bishop Drive, San Ramon, California, for the following purposes:

    1. To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified.

    2. To approve an amendment to the 1995 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 550,000 shares.

    3. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the Company for the 1996 fiscal year.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on July 25, 1996 are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, please sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          THE BOARD OF DIRECTORS

San Ramon, California
August 16, 1996

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                  MECON, INC.
                          200 PORTER DRIVE, SUITE 100
                          SAN RAMON, CALIFORNIA 94583

                            ------------------------

                            PROXY STATEMENT FOR 1996
                         ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    The enclosed Proxy is solicited on behalf of the Board of Directors of Mecon, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, September 17, 1996, at 9:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the San Ramon Marriott Hotel at 2600 Bishop Drive, San Ramon, California.

    The proxy solicitation materials were mailed on or about August 16, 1996 to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company at the above address written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE AND VOTING SECURITIES

    Stockholders of record at the close of business on July 25, 1996 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. At the record date, 5,898,448 shares of the Company's Common Stock, $0.001 par value per share, were issued and outstanding.

VOTING AND SOLICITATION

    Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

    Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not effect the outcome of the voting on a proposal.

    The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals by stockholders of the Company which such stockholders intend to present at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than April 18, 1997 so that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

NOMINEES

    A board of six directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are currently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

    The six candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:

NAME                             AGE                PRINCIPAL OCCUPATION
- -------------------------------  --- --------------------------------------------------
Vasu R. Devan..................  49  Chairman of the Board of Directors, President and
                                     Chief Executive Officer of the Company
Raju Rajagopal.................  49  Senior Vice President, Western Region and Director
                                     of the Company
William H. Kimball (1)(2)......  52  Private legal practice
Walter G. Kortschak (1)(2).....  37  General Partner of Summit Partners
David L. Lowe..................  36  Chairman of the Board and Chief Executive Officer
                                     of ADAC Laboratories
Robert L. Montgomery (1)(2)....  59  President of the Western Division of Sutter/CHS

- ------------------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    VASU R. DEVAN. Mr. Devan co-founded the Company in 1983 and has served as President and Chief Executive Officer since the Company's inception. From 1979 to 1983, Mr. Devan was the principal at Vasu R. Devan & Associates, a health care management consulting firm. Previously he held management positions at Technicon Medical Information Systems Corporation and Medicus Systems Corporation, each a health care information systems company, and at Booz Allen and Hamilton, a management consulting company. Mr. Devan received a Master of Science in industrial engineering from Wayne State University.

    RAJU RAJAGOPAL. Mr. Rajagopal co-founded the Company in 1983 and has served as Senior Vice President, Western Region since November 1994. Mr. Rajagopal also served as the Company's Senior Vice President, Sales and Marketing from April 1993 to November 1994, as Senior Vice President, Marketing and Operations form April 1991 to April 1993, and as Senior Vice President, Development and Customer Support from 1983 to April 1991. Previously, Mr. Rajagopal worked in designing and implementing operational improvement programs for Bechtel Corporation, an international construction company. Mr. Rajagopal received a Master of Science in chemical engineering from Wayne State University.

    WILLIAM H. KIMBALL. Mr. Kimball was elected a director of the Company in April 1993. Mr. Kimball has been in private legal practice for over twenty years and has represented physicians, hospitals, independent physicians associations and companies doing business in the health care field. Mr. Kimball works regularly with medical groups on strategic planning and managed care issues. Mr. Kimball received a Doctor of Jurisprudence from the University of California, Berkeley.

    WALTER G. KORTSCHAK. Mr. Kortschak has been a director of the Company since September 1994. Mr. Kortschak is a General Partner of Summit Partners, where he has been employed since June 1989. Summit Partners and its affiliates manage a number of venture capital funds, including Summit Ventures III, L.P. and Summit Investors II, L.P., which are principal stockholders of the Company. Mr. Kortschak is also a director of McAfee Associates, Inc., HMT Technology, Inc., and Diamond Multimedia Systems, Inc. and serves as a director of several privately-held companies. Mr. Kortschak received a Master of Science in engineering from the California Institute of Technology and a Master of Business Administration from the University of California, Los Angeles.

    DAVID L. LOWE. Mr. Lowe became a director of the company in April 1996. Since November 1994, Mr. Lowe has served as Chairman of the Board and Chief Executive Officer of ADAC Laboratories, where he has been employed since 1988. At ADAC Laboratories, Mr. Lowe also served as President and Chief Operating Officer from February 1992 to November 1994, as General Manager of the Nuclear Medicine Division from 1990 to February 1992 and as General Manager of the Radiology Information Systems division from 1988 to 1990. Mr. Lowe is also a director of Vivra, Inc. Mr. Lowe received a Bachelors degree in Economics from the University of California, Davis and a Masters of Business Administration from Stanford University's Graduate School of Business.

    ROBERT L. MONTGOMERY. Mr. Montgomery has been a director of the Company since April 1993. Mr. Montgomery became the President of the Western Division of Sutter/CHS in 1996. From January 1989 to 1996, Mr. Montgomery served as President and Chief Executive Officer of Alta Bates Health System, a non-profit health care holding company. Mr. Montgomery is also a director of Health Systems International and Health Risk Management. Mr. Montgomery received a Bachelor of Science and a Master of Public Health, Hospital Administration from the University of California, Berkeley.

    All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board and are elected annually. Except for Mr. Rajagopal, who is the brother-in-law of Mr. Devan, there are no family relationships between the directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held four meetings during fiscal 1996.

    The Audit Committee consisted of Messrs. Kimball, Kortschak and Montgomery during fiscal 1996 and held two meetings. The Audit Committee aids management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs. For fiscal 1997, the Audit Committee consists of Messrs. Kimball, Kortschak and Montgomery.

    The Compensation Committee consisted of Messrs. Kimball, Kortschak and Montgomery during fiscal 1996 and held two meetings. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's 1994 Incentive Stock Option Plan, 1995 Stock Plan and 1995 Employee Stock Purchase Plan. The Compensation Committee also monitors preparation of proper reports or other disclosure required by the Compensation Committee in accordance with applicable proxy or other rules of the Securities and Exchange Commission. For fiscal 1997, the Compensation Committee consists of Messrs. Kimball, Kortschak and Montgomery.

    Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during such director's term of office during fiscal 1996.

COMPENSATION OF DIRECTORS

    All non-employee directors receive $500 cash remuneration for attendance at each meeting of the Board of Directors and for each Board Committee meeting held on a different day and are reimbursed for all reasonable expenses incurred by them in attending Board and Committee meetings. Non-employee directors participate in the Company's 1995 Director Option Plan (the "Director Plan"). Under the Director Plan, each non-employee director who joins the Board in the future will automatically be granted a nonstatutory option to purchase 10,000 shares of Common Stock on the date upon which such person first becomes a director. In addition, each non-employee director, including current non-employee directors, automatically receives a nonstatutory option to purchase 2,500 shares of Common Stock on November 11 of each year, provided the director has been a member of the Board for at least six months. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. The share grants vest monthly over a period of three years from the date of grant, provided the optionee remains a director of the Company. Options granted under the Director Plan have a term of ten (10) years unless terminated sooner, whether upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan.

                                 PROPOSAL TWO:
                    APPROVAL OF AMENDMENT TO 1995 STOCK PLAN

PROPOSED AMENDMENT

    The 1995 Stock Plan (the "1995 Plan") was adopted by the Board of Directors and approved by the Company's stockholders in December 1995. At the Annual Meeting the stockholders will be asked to approve a further amendment to the 1995 Plan, approved by the Board of Directors in July, 1996, to increase the number of shares reserved for issuance thereunder by 550,000 shares, to a total of 1,200,000 shares. As of July 25, 1996, 288,446 shares remained available for future issuance under the 1995 Plan.

GENERAL

    The 1995 Plan provides for the granting to employees and consultants of the Company or any parent or subsidiary thereof stock purchase rights ("Rights") pursuant to a written stock purchase agreement or stock options ("Options"), which may be within the meaning of Section 422 of the Code, as it defines incentive stock options ("Incentive Stock Options"), or nonstatutory stock options ("Nonstatutory Options"), at the discretion of the Board of Directors of the Company and as reflected in the terms of the written Option agreement.

    The 1995 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA.

PURPOSES

    The purposes of the 1995 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company, and to promote the success of the Company's business.

ADMINISTRATION

    The 1995 Plan may be administered by the Board of Directors of the Company or by a committee designated by the Board. Once appointed, the committee members shall continue to serve until otherwise directed by the Board. The administration, interpretation or application of the 1995 Plan by the Board of Directors or its committee shall be final, conclusive and binding upon all participants. Currently, the Compensation Committee administers the 1995 Plan. Copies of the 1995 Plan will be made available upon request at the Company's principal executive offices.

ELIGIBILITY

    The 1995 Plan provides for the grant of Options or Rights to employees (including officers and directors) and consultants of the Company or any parent or subsidiary. Incentive Stock Options may only be granted to employees. The Board of Directors or the committee selects the persons to whom Options or Rights are granted under the 1995 Plan ("Optionees") and determines the number of shares to be subject to each Option or Right.

TERMS OF OPTIONS

    Each Option granted pursuant to the 1995 Plan is evidenced by a written stock option agreement between the Company and Optionee and is subject to the following terms and conditions:

        (a) EXERCISE OF THE OPTION. The Board of Directors or the committee determines on the date of grant when Options may be exercisable under the 1995 Plan.

        The current standard form of Option agreement for use under the 1995 Plan for new employees provides that an option will be exercisable cumulatively for 25% of the Option shares at the end of the first year, and 1/48th of the Option shares at the end of each month for each of the following 36 full months. Other vesting schedules may be used for new employees in some circumstances.

        An Option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. An Option may not be exercised for a fraction of a share.

        Payment for shares issued upon exercise of an Option may consist of cash, check, promissory note, an exchange of shares of the Company's Common Stock, so-called "cashless exercise," a reduction in the amount of any Company liability to the optionee, including any liability attributable to the optionee's participation in any Company-sponsored deferred compensation program or arrangement, any combination of such methods of payment, or such other consideration as determined by the Board of Directors or the committee and as permitted under applicable law.

        (b) EXERCISE PRICE. The exercise price of Options granted under the 1995 Plan is determined by the Board of Directors or its committee, but the exercise price of Incentive Stock Options may not be less than 100% of the fair market value of the Common Stock on the date the Option is granted. The 1995 Plan provides that, because the Company's Common Stock is currently traded on the Nasdaq National Market, the fair market value per share shall be the closing price on the Nasdaq National Market on the last market trading day prior to the date of grant of the Option, as reported in THE WALL STREET JOURNAL.

        (c) SHARE GRANT LIMITATIONS. No employee may be granted in any fiscal year of the Company Options and Rights to purchase more than 250,000 shares. In connection with his or her initial employment, an employee may be granted up to an additional 250,000 shares.

        (d) TERMINATION OF EMPLOYMENT. If the Optionee's employment with the Company is terminated for any reason (other than death or total and permanent disability), a vested Option may be exercised within three months after such termination (but in no event later than the date of expiration of the term of such Option) as to all or part of the shares as to which the Optionee was entitled to exercise at the date of such termination.

        (e) DEATH OR DISABILITY. If an Optionee is unable to continue his or her employment with the Company as a result of disability or death, his or her Options may be exercised at any time within twelve months from the date of termination (but in no event later than the date of expiration of the term of such Option), to the extent such Options were exercisable on the date of termination.

        (f) TERMS AND TERMINATION OF OPTIONS. Options granted under the 1995 Plan expire ten years from the date of the grant, unless a shorter period is provided in the Option agreement. The current form of Option agreement provides for a ten year term. No Option may be exercised by any person after the expiration of its term.

        (g) NONTRANSFERABILITY OF OPTIONS. An Option is not transferable by the Optionee, other than by will or the laws of descent and distribution. In the event of the Optionee's death, Options may be exercised by a person who acquires the right to exercise the Option by bequest or inheritance.

        (h)  OTHER  PROVISIONS.   The Option  agreement may  contain such  other
    terms, provisions and conditions not inconsistent with the 1995 Plan as may be determined by the Board of Directors or the committee.

TERMS OF STOCK PURCHASE RIGHTS

    The Administrator determines the terms and conditions, including the number of shares, under which stock may be sold directly to employees and consultants under the 1995 Plan, pursuant to a stock purchase right in lieu of an option grant. Stock Purchase Rights allow the offeree a period of not longer than six months, or such shorter time as determined by the Administrator, to determine whether or not to purchase the stock.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER

    In the event any change, such as a stock split or payment of a stock dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of additional consideration by the Company, a proportionate adjustment shall be made by the Board of Directors in the exercise price of the Option or Right and in the number of shares subject to each Option or Right. In the event of a proposed dissolution or liquidation of the Company, all Options or Rights will terminate immediately prior to the consummation of such proposed action, unless previously exercised. In the event of the merger of the Company with or into another corporation, each outstanding Option or Right may be assumed or an equivalent Option or Right may be substituted by the successor corporation. If not assumed or substituted, they shall become fully vested and exercisable.

AMENDMENT AND TERMINATION

    The Board of Directors may amend or terminate the 1995 Plan from time to time without approval of the stockholders; provided, however, that stockholder approval is required to the extent necessary and desirable to comply with
Section 422 of the Code and Rule 16b-3. No action by the Board of Directors or stockholders may alter or impair any Option previously granted under the 1995 Plan unless agreed to by the Optionee. The 1995 Plan shall terminate in 2005. Any Options then outstanding shall remain outstanding until they expire by their terms.

TAX INFORMATION

    INCENTIVE STOCK OPTIONS

    The Code provides to Optionees favorable federal income tax treatment of Options which qualify as Incentive Stock Options. If an Option granted under the 1995 Plan is treated as an Incentive Stock Option, the Optionee will recognize no income upon grant of the Option, and will recognize no income upon exercise of the Option unless the alternative minimum tax rules apply.

    Upon  the sale  of the  shares issued  upon exercise  of an  Incentive Stock
Option at least two years after the grant of the Option and one year after exercise of the Option ("the statutory holding periods"), any gain will be taxed to the Optionee as long-term capital gain. Under current law, the federal tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28%. If the statutory holding periods are not satisfied (i.e., the Optionee makes a "disqualifying disposition"), the Optionee will recognize compensation income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the Option exercise, or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. Any gain or loss recognized on a disqualifying disposition of the shares in excess of the amount treated as compensation income will be characterized as capital gain or loss.

    NONSTATUTORY OPTIONS

    An Optionee will not recognize any taxable income at the time he or she is granted a Nonstatutory Option. Upon exercise of the Option, the Optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. However, if shares subject to a repurchase option of the Company (i.e., unvested shares) are purchased upon exercise of a Nonstatutory Option, no tax will be imposed at the time of exercise with respect to such unvested shares (and the Optionee's long-term capital gain holding period will not begin at such time) unless the Optionee files an election with the Internal Revenue Service pursuant to Section 83(b) of the Code within 30 days after the date of exercise. In the absence of such election, the Optionee is taxed (and the long-term capital gain holding period begins) at the time at which the shares vest (i.e., the time at which the repurchase option lapses with respect to such shares), and the Optionee recognizes compensation income in the amount of the difference between the value of the shares at that time and the Option exercise price. If a
Section 83(b) election is timely filed, the unvested shares will be treated for federal income tax purposes as if they had been vested at the time of exercise.

    The compensation income recognized by the Optionee who is also an employee will be treated as wages and will be subject to tax withholding by the Company out of the current compensation paid to the Optionee. If such current compensation is insufficient to pay the withholding tax, the Optionee will be required to make direct payment to the Company for the tax liability.

    Upon a resale of the shares issued upon exercise of a Nonstatutory Option, any difference between the sales price and the fair market value of the shares on the date of exercise of the Nonstatutory Option (or the fair market value of the shares on the day they become vested, if a Section 83(b) election has not been timely filed) will be treated as capital gain or loss.

    The Company will be entitled to a corresponding tax deduction in the amount and at the time that the Optionee recognizes ordinary income with respect to shares acquired upon exercise of a Nonstatutory Option.

    STOCK PURCHASE RIGHTS

    Rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon exercise of a Right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the Stock ceases to be subject to substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase upon the purchaser's termination of employment with the Company (i.e. as it "vests"). At such time, the purchaser will recognize the ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to substantial risk of forfeiture. However, a purchaser may accelerate the date of purchase and of his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period would commence on the purchase date. The ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax withholding by the Company out of the current compensation of the purchaser. If such current compensation is insufficient to pay the withholding tax, the purchaser will be required to make direct payment to the Company for the tax liability.

    TAX SUMMARY

    The foregoing summary of the effect of federal income taxation upon the Optionee and the Company with respect to the grant of Options and purchase of shares under the 1995 Plan does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax implications of an Optionee's death or the provisions of the income tax laws of any municipality, state, or foreign country in which the Optionee may reside.

PARTICIPATION IN THE 1995 PLAN

    The grant of Options and Rights under the 1995 Plan to officers, including the named executive officers named in the Summary Compensation Table, is subject to the discretion of the Board of Directors. As of the date of this proxy statement, there has been no determination as to future awards under the 1995 Plan. Accordingly, future awards are not determinable.

VOTE REQUIRED AND RECOMMENDATION

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve the amendment to the 1995 Plan.

    THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THE PROPOSED AMENDMENT AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" SUCH PROPOSED AMENDMENT.

                                PROPOSAL THREE:
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected KPMG Peat Marwick LLP, independent accountants, to audit the financial statements of the Company for the 1997 fiscal year. This appointment is being presented to the stockholders for ratification at the Annual Meeting. If the stockholders reject the appointment, the Board will reconsider its selection. KPMG Peat Marwick LLP has audited the Company's financial statements since the Company's inception. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

    The affirmation vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board's appointment. An abstention will have the same effect as a vote against the appointment of the independent auditors, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS FOR FISCAL 1997 AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                             ADDITIONAL INFORMATION

PRINCIPAL SHARE OWNERSHIP
    As of July 25, 1996, the following entities were known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                                                   NUMBER       PERCENT
NAME                                                                              OF SHARES    OF TOTAL
- -------------------------------------------------------------------------------  -----------  -----------
Vasu R. Devan (1) .............................................................    1,221,380      20.62%
 c/o 200 Porter Drive, Suite 100
 San Ramon, California 94583
Raju Rajagopal (2) ............................................................      540,408       9.16%
 c/o 200 Porter Drive, Suite 100
 San Ramon, California 94583
Artisan Partners Ltd. Prt. ....................................................      367,400       6.23%
 1000 North Water Street, Suite 1770
 Milwaukee, WI 53202

- ------------------------
(1) Includes 25,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 25, 1996.

(2) Includes 2,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 25, 1996.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock as of July 25, 1996 by each director (including the Company's Chief Executive Officer), by the three other most highly compensated executive officers of the Company whose compensation exceeded $100,000 for fiscal 1996 (such officers, together with the Chief Executive Officer, are collectively referred to as the "Named Executive Officers"), and by all current directors and executive officers as a group:

                                                                                   NUMBER       PERCENT
NAME                                                                              OF SHARES    OF TOTAL
- -------------------------------------------------------------------------------  -----------  -----------
Vasu R. Devan (1) .............................................................    1,221,380      20.62%
 c/o 200 Porter Drive, Suite 100
 San Ramon, California 94583
Raju Rajagopal (2) ............................................................      540,408       9.16%
 c/o 200 Porter Drive, Suite 100
 San Ramon, California 94583
Jeffrey J. Parkinson (3) ......................................................      165,388       2.80%
 c/o 200 Porter Drive, Suite 100
 San Ramon, California 94583
Robert Quist (4) ..............................................................       16,950       *
 c/o 200 Porter Drive, Suite 100
 San Ramon, California 94583
Rodney Klein (5) ..............................................................       24,142       *
 c/o 200 Porter Drive, Suite 100
 San Ramon, California 94583
William H. Kimball (6).........................................................      106,376       1.80%
Walter G. Kortshak (7).........................................................      247,065       4.19%
David L. Lowe (8)..............................................................       15,000       *
Robert L. Montgomery (9).......................................................      110,944       1.88%
All directors and executive officers as a group (9 persons) (10)...............    2,447,653      40.71%

- ------------------------
*   Less than 1%

 (1)Includes 25,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 25, 1996.

 (2)Includes 2,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 25, 1996.

 (3)Includes 17,094 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 25, 1996.

 (4)Includes 16,950 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 25, 1996.

 (5)Includes 24,142 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 25, 1996.

 (6)Includes 13,640 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 25, 1996.

 (7)Includes shares beneficially owned or held of record by entities associated with the following funds of Summit Partners, L.P.: Summit Ventures III, L.P. (242,123) and Summit Investors II, L.P. (4,942). Mr. Kortschak, a director of the Company, is a general partner of affiliates of Summit Partners, L.P. Mr. Kortschak exercises shared investment and voting power with respect to such shares, but disclaims beneficial ownership of such shares.

 (8) Includes 15,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 25, 1996.

 (9) Includes shares beneficially owned or held of record by Robert and Joan S. Montgomery as trustees of the Montgomery Family Trust.

(10) Includes 113,826 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 25, 1996.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the compensation paid to the Named Executive Officers for the Company's last two fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                                   AWARDS
                                                                                                  LONG-TERM
                                                                         ANNUAL COMPENSATION    COMPENSATION     ALL OTHER
                                                              FISCAL    ----------------------  -------------  COMPENSATION
NAME AND PRINCIPAL POSITION                                    YEAR     SALARY ($)   BONUS ($)   OPTIONS (#)     ($)(1)(2)
- -----------------------------------------------------------  ---------  -----------  ---------  -------------  -------------
Vasu R. Devan .............................................       1996  $   169,167     --           --          $   2,880
 Chairman of the Board, Chief Executive Officer and               1995  $   150,000  $   6,750       --          $   3,980
 President
Raju Rajagopal ............................................       1996  $   136,979  $   2,500        10,000     $   1,740
 Senior Vice President,                                           1995  $   125,000  $  31,060       --             --
 Western Region
Rodney Klein ..............................................       1996  $   135,250  $   2,700        15,000     $   1,745
 Senior Vice President,                                           1995  $   119,163  $  10,000       105,708        --
 Central Region
Jeffrey J. Parkinson ......................................       1996  $   127,667  $   2,100        15,000     $   2,098
 Senior Vice President,                                           1995  $   120,000  $  30,913        70,472     $   1,765
 Eastern Region
Robert Quist (3) ..........................................       1996  $   113,333     --           --             --
 Vice President, MCIS Division                                    1995  $    12,500     --           --             --

- ------------------------
(1) All other compensation includes the contributions allocated under the Company's 401(k) plan on behalf of Messrs. Devan, Rajagopal, Parkinson and Klein in the amounts of $1,180, $0, $1,532 and $0 for fiscal year 1995, and $1,875, $1,740, $1,875 and $1,745 for fiscal year 1996, respectively.

(2) All other compensation includes premiums paid by the Company on life insurance policies for the benefit of Messrs. Devan and Parkinson in the amounts of $2,792 and $233 for fiscal year 1995 and $1,005 and $233 for fiscal year 1996, respectively.

(3) Mr. Quist's employment with the Managed Care Information Systems, Inc. ("MCIS") commenced in February 1995. MCIS was acquired by the Company in March 1996.

OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL YEAR

    The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the last fiscal year, as well as options held by such officers as of March 31, 1996, the last day of the Company's 1996 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    INDIVIDUAL GRANTS
                                                                    --------------------------------------------------
                                                                                   % OF TOTAL    EXERCISE
                                                                       OPTION        OPTIONS       PRICE    EXPIRATION
NAME                                                                   GRANTS        GRANTED      ($/SH)       DATE
- ------------------------------------------------------------------  ------------  -------------  ---------  ----------
Raju Rajagopal....................................................     10,000(1)        2.11%    $   13.00    12/06/01
Rodney Klein......................................................     15,000(1)        3.17%    $   13.00    12/06/01
Jeffrey J. Parkinson..............................................     15,000(1)        3.17%    $   13.00    12/06/01
Robert Quist......................................................     16,950(2)        3.58%    $    1.24    05/14/05

- ------------------------
(1) Represents options granted under the Company's 1995 Stock Plan. See "Appendix A -- 1995 Stock Plan."

(2) Represents options assumed by the Company in connection with the Company's acquisition of MCIS. Such options were granted at an exercise price equal to market value as determined by the Board of Directors of MCIS on the date of grant, and all such options vested when MCIS was acquired by the Company. The Board of Directors determined the market value of the Common Stock based on various factors, including the illiquid nature of an investment in the Common Stock, the Company's historical financial performance and the Company's future prospects.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                          OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                                                                             YEAR END (#)         AT FISCAL YEAR END ($)(1)
                                     SHARES ACQUIRED       VALUE      --------------------------  --------------------------
NAME                                   ON EXERCISE       REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ----------------------------------  -----------------  -------------  -----------  -------------  -----------  -------------
Raju Rajagopal....................             --               --         2,000         8,000        13,500         54,000
Rodney Klein......................             --               --        24,142        95,566       425,746      1,702,984
Jeffrey J. Parkinson..............             --               --        17,094        68,378       290,581      1,162,322
Robert Quist......................             --               --        16,950        --           313,745        --

- ------------------------
(1) These values have been calculated on the basis of $19.75 per share, the fair market value of the Common Stock as of March 31, 1996, less the applicable option exercise price.

SECTION 16(a) REPORTING DELINQUENCIES

    Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by the Company, or written representations from certain reporting persons, the Company believes that during fiscal 1996 all Section 16 filing requirements were met, except that David Lowe failed to file one Form 3 and Gary Lakin filed one late Form 3.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors consists of Messrs. Kimball, Kortschak and Montgomery, none of whom is an officer or employee of the Company. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of any other company's board of directors or compensation committee.

EMPLOYMENT AGREEMENTS

    In  September 1994, the Company entered into employment agreements with Vasu
R. Devan and Raju Rajagopal, respectively, providing for severance payments at their respective salary rates per month (less applicable withholding) for the initial twelve months following termination in the event that they are terminated other than for cause, death or disability or voluntary termination. Following the end of such initial severance period, Messrs. Devan or Rajagopal would be entitled, for an additional twelve month period, to receive the lesser of their then current salaries or $8,333.33 per month (less applicable withholding); provided, however, that such severance payments shall be decreased by an earnings during such period resulting from their services as an employee or consultant to any third party. The employment agreements will terminate by their terms in September 1997.

    In  March 1996, the Company entered into an employment agreement with Robert
L. Quist providing for a severance payment equal to Mr. Quist's salary for a period of 90 days (less applicable withholding) following termination other than for cause, death or disability or voluntary termination. The employment agreement will terminate by its terms in March 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the fiscal years ended March 31, 1995 and 1996, the Company engaged in numerous transactions with IT Solutions, Inc., a California corporation ("ITS"), of which Vasu R. Devan, Raju Rajagopal and Jeffrey J. Parkinson own 39%, 14% and 5%, respectively, of the outstanding capital stock. ITS subleases office space and purchases certain office and administrative services from the

Company, the cost of which totaled approximately $82,000 and $27,000 for the fiscal years ended March 31, 1995 and 1996, respectively. In addition, pursuant to an Independent Contractor Services Agreement dated September 12, 1994 between the Company and ITS, the Company purchased software programming contract services in the aggregate amount of $515,000 and $338,000 for the years ended March 31, 1995 and 1996, respectively. The Company believes that each of the above transactions with ITS was entered into on terms no less favorable to the Company than the Company could have obtained from unrelated third parties.

    In September 1994, pursuant to the terms of a Stock and Warrant Purchase Agreement, the Company issued to Summit Ventures III, L.P. and Summit Investors II, L.P. an aggregate of 1,000,000 shares of Series B Preferred Stock, an aggregate of 680,600 shares of Series C Preferred Stock, an aggregate of 211,416 shares of Common Stock and warrants to purchase an aggregate of 83,937 shares of Common Stock, for an aggregate purchase price of $2,224,124. Mr. Walter G. Kortschak, a director of the Company, is a general partner of Summit Partners, L.P., an entity associated with the above-referenced funds.

    In May 1995, pursuant to the terms of an Equity Purchase Agreement (the "Equity Agreement") among the Company, ICI Partnership, a California partnership ("ICI"), and a former officer of the Company, the Company repurchased an aggregate of 292,459 shares of Common Stock from such former officer for an aggregate purchase price of $253,000. In connection with such repurchase and pursuant to the Equity Agreement, the officer also sold to ICI his ownership interest in ICI. The general partners of ICI include Messrs. Devan, Rajagopal and Parkinson, all executive officers of the Company. ICI was organized for the purpose of acquiring, owning, voting and holding for investment or sale the stock of Imaging Constructs, Incorporated, a Nebraska corporation.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors of the Company may recommend.

                                          THE BOARD OF DIRECTORS

San Ramon, California
August 16, 1996

                                  MECON, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD SEPTEMBER 17, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of MECON, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 16, 1996, and hereby appoints David Allinson, proxy and attorney-in-fact, with full power of substitution, on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of MECON, INC. to be held at the San Ramon Marriott Hotel, 2600 Bishop Drive, San Ramon, California, on Tuesday, September 17, 1996 at 9:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE


- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                               Please mark   /X/
                                                              your votes as
                                                               indicated in
                                                               this example


                               For All   Withhold All
1.  Election of Directors.       / /         / /            NOMINEES: Vasu R. Devan
                                                                      Raju Rajagopal
                                                                      William H. Kimball
FOR, except vote withheld from the following nominee(s):              Walter G. Kortschak
                                                                      David L. Lowe
                                                                      Robert L. Montgomery
_____________________________________________


                                                    FOR    AGAINST   ABSTAIN
2.  To approve an amendment to the                  / /      / /       / /
    1995 Stock Plan to increase the
    number of shares of Common Stock
    reserved for issuance thereunder
    by 550,000 shares.

                                                    FOR    AGAINST   ABSTAIN
3.  Proposal to ratify the appointment              / /      / /       / /
    of KPMG Peat Marwick LLP as
    independent auditors for the fiscal
    year ending March 31, 1997.

4. To vote or otherwise represent the shares on any and all other business which may properly come before the meeting or any adjournment or adjournments thereof, according to their discretion and in their discretion.



- ------------------------------------------ MARK HERE FOR ADDRESS CHANGE    / /
- ------------------------------------------ AND NOTE NEW ADDRESS IN SPACE
- ------------------------------------------ TO THE LEFT.

                                           Please mark, sign, date and return the proxy card promptly using the enclosed envelope.



         Signature(s)                                                    Date
                     -----------------------------------------------          -------------------
         NOTE: Please sign exactly as your name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE
